EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091, brian.sevilla@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Preliminary Fourth Quarter and Fiscal Year Results

San Mateo, CA, October 27, 2020 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced preliminary net income1 of $78.9 million or $0.15 per diluted share for the quarter ended September 30, 2020, as compared to $290.4 million or $0.58 per diluted share for the previous quarter, and $306.4 million or $0.61 per diluted share for the quarter ended September 30, 2019. Preliminary net income1 for the year ended September 30, 2020 was $798.9 million or $1.59 per diluted share, as compared to $1,195.7 million or $2.35 per diluted share for the previous year. Preliminary operating income2 was $103.6 million for the quarter ended September 30, 2020, as compared to $232.5 million for the previous quarter and $365.1 million in the prior year. Fourth quarter and annual results for the fiscal year ended September 30, 2020 include two months of Legg Mason.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles.3 Preliminary adjusted net income3 was $291.0 million and adjusted diluted earnings per share was $0.56 for the quarter ended September 30, 2020, as compared to $348.9 million and $0.70 for the previous quarter, and $358.4 million and $0.71 for the quarter ended September 30, 2019. Preliminary adjusted net income2 was $1,311.0 million and adjusted diluted earnings per share $2.61 for the year ended September 30, 2020, as compared to $1,331.3 million and $2.62 for the previous year. Preliminary adjusted operating income3 was $428.9 million for the quarter ended September 30, 2020, as compared to $270.8 million for the previous quarter and $406.8 million in the prior year.

“While fiscal 2020 presented many challenges to the economy, our industry, and our business, it was also marked by exciting new opportunities for the firm,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “Of course, the most significant of those being the acquisition of Legg Mason and its specialist investment managers (“SIMs”). In a single transaction, we acquired multiple companies that brought strategically important investment capabilities to Franklin Templeton, while maintaining a strong balance sheet.

“Since the close of this historic transaction, which was achieved two months sooner than our originally projected timeline, we have made remarkable progress becoming one company. As we anticipated, client reaction to the acquisition has been very positive. Importantly, our global distribution team is now in place and is already able to cross-sell investment products from both legacy organizations across retail and institutional channels globally. We’re in position to seize the opportunity to deepen relationships and expand strategic partnerships, as we’ve seen reinvigorated interest in our broader range of investment capabilities. Furthermore, we have appointed certain SIM leaders to global or regional leadership roles in different areas of the company to fully reinforce our strong alignment, our shared focus, and commitment to each other.

“As a firm, we’re already seeing the benefits of adding world-class franchises to an already strong set of investment capabilities. Case in point, U.S. fixed income attracted record net flows of $5.7 billion in the quarter. We were pleased to see strong long-term net flows for Western Asset, which reached $410 billion in long-term assets and $478 billion in total assets, both their highest level in over a decade. With the addition of Clarion Partners, along with Benefit Street Partners and K2 Advisors, the alternatives asset class recorded its fifth consecutive quarter of net inflows, and now representing 9% of assets under management at $124 billion. In addition, Franklin Equity Group continues to generate strong performance and attract inflows, highlighted by Franklin DynaTech Fund with $4.4 billion of net inflows for the year, while more than doubling its assets under management to over $18 billion.

“Our world and our lives continue to be profoundly altered by the impact of the COVID-19 pandemic. I am extremely proud and appreciative of our employees who rose to meet the extraordinary challenges this year has presented. We have kept our focus squarely on our clients, whose long-term financial aspirations are at the center of all we do.”

	Quarter Ended		% Change	Quarter Ended	% Change	Fiscal Year Ended September 30,		% Change
	30-Sep-20	30-Jun-20	Qtr. vs. Qtr.	30-Sep-19	Year vs. Year	2020	2019
Financial Results[2]
(in millions, except per share data)
Operating revenues	$1,705.0	$1,161.1	47%	$1,422.8	20%	$5,566.5	$5,669.4	(2%)
Operating income	103.6	232.5	(55%)	365.1	(72%)	1,048.9	1,466.9	(28%)
Operating margin	6.1%	20.0%		25.7%		18.8%	25.9%

Net income¹	$78.9	$290.4	(73%)	$306.4	(74%)	$798.9	$1,195.7	(33%)
Diluted earnings per share	0.15	0.58	(74%)	0.61	(75%)	1.59	2.35	(32%)

As adjusted (non-GAAP):[3]
Adjusted operating income	$428.9	$270.8	58%	$406.8	5%	$1,491.1	$1,654.2	(10%)
Adjusted operating margin	34.7%	34.0%		42.1%		38.5%	42.6%

Adjusted net income	$291.0	$348.9	(17%)	$358.4	(19%)	$1,311.0	$1,331.3	(2%)
Adjusted diluted earnings per share	0.56	0.70	(20%)	0.71	(21%)	2.61	2.62	0%

Assets Under Management
(in billions)
Ending	$1,418.9	$622.8	128%	$692.6	105%	$1,418.9	$692.6	105%
Average[4]	1,227.8	605.0	103%	702.0	75%	832.9	697.0	19%
Long-term net flows	(12.6)	(11.3)		(12.8)		(61.6)	(31.8)

Total assets under management (“AUM”) were $1,418.9 billion at September 30, 2020, up $796.1 billion or 128% during the quarter due to $797.4 billion from the acquisition of Legg Mason and $22.4 billion of net market change, distributions and other, partially offset by $12.6 billion of long-term net outflows and $11.1 billion of cash management net outflows. AUM increased $726.3 billion or 105% during the fiscal year due to $806.5 billion from acquisitions, partially offset by $61.6 billion of long-term net outflows, $9.9 billion of cash management net outflows and $8.7 billion from net market change, distributions and other.

Cash and cash equivalents and investments were $4.3 billion at September 30, 2020, as compared to $7.4 billion at September 30, 2019. Including the Company’s direct investments in consolidated investment products, cash and cash equivalents and investments were $5.1 billion at September 30, 2020, as compared to $8.5 billion at September 30, 2019. Total stockholders’ equity was $11.0 billion at September 30, 2020, as compared to $10.6 billion at September 30, 2019. The Company had 495.1 million shares of common stock outstanding at September 30, 2020, as compared to 499.3 million shares outstanding at September 30, 2019. The Company repurchased 1.5 million shares of its common stock for a total cost of $31.1 million during the quarter ended September 30, 2020, and 9.0 million shares for a total cost of $219.4 million during the fiscal year.

Conference Call Information

A commentary on the results by President and CEO Jenny Johnson, Executive Chairman Greg Johnson and Executive Vice President and CFO Matthew Nicholls will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Ms. Johnson, Mr. Johnson and Mr. Nicholls will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (833) 350-1245 in the U.S. and Canada or (236) 712-2205 internationally. A replay of the teleconference can also be accessed by calling (800) 585-8367 in the U.S. and Canada or (416) 621-4642 internationally using access code 2537202, after 2:00 p.m. Eastern Time on October 27, 2020 through November 3, 2020.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME[2] Unaudited
(in millions, except per share data)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2020	2019		2020	2019
Operating Revenues
Investment management fees	$1,284.6	$1,001.6	28%	$3,981.7	$3,985.2	0%
Sales and distribution fees	366.7	363.8	1%	1,362.0	1,444.6	(6%)
Shareholder servicing fees	45.7	51.4	(11%)	195.1	216.3	(10%)
Other	8.0	6.0	33%	27.7	23.3	19%
Total operating revenues	1,705.0	1,422.8	20%	5,566.5	5,669.4	(2%)
Operating Expenses
Compensation and benefits	732.3	382.4	92%	1,873.9	1,584.7	18%
Sales, distribution and marketing	466.7	463.3	1%	1,703.1	1,819.6	(6%)
Information systems and technology	102.0	69.8	46%	288.4	258.5	12%
Occupancy	47.5	38.8	22%	147.9	133.6	11%
Amortization of intangible assets	40.1	5.0	702%	54.0	14.7	267%
General, administrative and other	212.8	98.4	116%	450.3	391.4	15%
Total operating expenses	1,601.4	1,057.7	51%	4,517.6	4,202.5	7%
Operating Income	103.6	365.1	(72%)	1,048.9	1,466.9	(28%)
Other Income (Expenses)
Investment and other income (losses), net	25.1	22.1	14%	(38.4)	141.4	NM
Interest expense	(18.4)	(6.4)	188%	(33.4)	(22.4)	49%
Investment and other income of consolidated investment products,net	95.6	18.9	406%	70.2	78.8	(11%)
Expenses of consolidated investment products	(6.3)	(3.9)	62%	(29.4)	(16.9)	74%
Other income (expenses), net	96.0	30.7	213%	(31.0)	180.9	NM
Income before taxes	199.6	395.8	(50%)	1,017.9	1,647.8	(38%)
Taxes on income[5]	73.1	86.5	(15%)	230.8	442.3	(48%)
Net income	126.5	309.3	(59%)	787.1	1,205.5	(35%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	36.8	—	NM	48.6	6.2	684%
Nonredeemable noncontrolling interests	10.8	2.9	272%	(60.4)	3.6	NM
Net Income Attributable to Franklin Resources, Inc.	$78.9	$306.4	(74%)	$798.9	$1,195.7	(33%)

Earnings per Share
Basic	$0.15	$0.61	(75%)	$1.59	$2.35	(32%)
Diluted	0.15	0.61	(75%)	1.59	2.35	(32%)
Dividends Declared per Share	$0.27	$0.26	4%	$1.08	$1.04	4%

Average Shares Outstanding
Basic	491.1	497.9	(1%)	491.9	503.6	(2%)
Diluted	491.7	498.8	(1%)	492.4	504.3	(2%)

Operating Margin	6.1%	25.7%		18.8%	25.9%

FRANKLIN RESOURCES, INC. PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME[2] Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	30-Sep-20	30-Jun-20		31-Mar-20	31-Dec-19	30-Sep-19
Operating Revenues
Investment management fees	$1,284.6	$809.2	59%	$908.2	$979.7	$1,001.6
Sales and distribution fees	366.7	302.1	21%	341.7	351.5	363.8
Shareholder servicing fees	45.7	44.6	2%	54.8	50.0	51.4
Other	8.0	5.2	54%	6.5	8.0	6.0
Total operating revenues	1,705.0	1,161.1	47%	1,311.2	1,389.2	1,422.8
Operating Expenses
Compensation and benefits	732.3	386.5	89%	365.7	389.4	382.4
Sales, distribution and marketing	466.7	368.6	27%	423.9	443.9	463.3
Information systems and technology	102.0	62.1	64%	61.8	62.5	69.8
Occupancy	47.5	31.5	51%	34.4	34.5	38.8
Amortization of intangible assets	40.1	4.7	753%	4.4	4.8	5.0
General, administrative and other	212.8	75.2	183%	81.1	81.2	98.4
Total operating expenses	1,601.4	928.6	72%	971.3	1,016.3	1,057.7
Operating Income	103.6	232.5	(55%)	339.9	372.9	365.1
Other Income (Expenses)
Investment and other income (losses), net	25.1	49.6	(49%)	(181.0)	67.9	22.1
Interest expense	(18.4)	(5.2)	254%	(3.7)	(6.1)	(6.4)
Investment and other income of consolidated investment products, net	95.6	0.3	NM	(40.9)	15.2	18.9
Expenses of consolidated investment products	(6.3)	(7.4)	(15%)	(11.4)	(4.3)	(3.9)
Other income (expenses), net	96.0	37.3	157%	(237.0)	72.7	30.7
Income before taxes	199.6	269.8	(26%)	102.9	445.6	395.8
Taxes on income[5]	73.1	16.1	354%	44.1	97.5	86.5
Net income	126.5	253.7	(50%)	58.8	348.1	309.3
Less: net income (loss) attributable to
Redeemable noncontrolling interests	36.8	31.3	18%	(28.5)	9.0	—
Nonredeemable noncontrolling interests	10.8	(68.0)	NM	8.2	(11.4)	2.9
Net Income Attributable to Franklin Resources, Inc.	$78.9	$290.4	(73%)	$79.1	$350.5	$306.4

Earnings per Share
Basic	$0.15	$0.58	(74%)	$0.16	$0.70	$0.61
Diluted	0.15	0.58	(74%)	0.16	0.70	0.61
Dividends Declared per Share	$0.27	$0.27	0%	$0.27	$0.27	$0.26

Average Shares Outstanding
Basic	491.1	490.4	0%	491.5	494.7	497.9
Diluted	491.7	490.7	0%	491.8	495.3	498.8

Operating Margin	6.1%	20.0%		25.9%	26.8%	25.7%

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2020	2019		2020	2019
Beginning AUM	$622.8	$715.2	(13%)	$692.6	$717.1	(3%)
Long-term inflows	65.4	34.8	88%	182.4	175.0	4%
Long-term outflows	(78.0)	(47.6)	64%	(244.0)	(206.8)	18%
Long-term net flows	(12.6)	(12.8)	(2%)	(61.6)	(31.8)	94%
Cash management net flows	(11.1)	0.5	NM	(9.9)	0.9	NM
Total net flows	(23.7)	(12.3)	93%	(71.5)	(30.9)	131%
Acquisitions	797.4	—	NM	806.5	26.4	NM
Net market change, distributions and other[6]	22.4	(10.3)	NM	(8.7)	(20.0)	(57%)
Ending AUM	$1,418.9	$692.6	105%	$1,418.9	$692.6	105%
Average AUM	$1,227.8	$702.0	75%	$832.9	$697.0	19%

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Sep-20	30-Jun-20	% Change	31-Mar-20	31-Dec-19	30-Sep-19
Fixed Income	$656.7	$211.3	211%	$214.9	$243.0	$250.6
Equity	432.0	235.8	83%	200.9	273.2	263.9
Multi-Asset	133.8	118.5	13%	107.4	125.6	123.6
Alternative	124.0	46.8	165%	46.4	46.1	45.0
Cash Management	72.4	10.4	596%	10.7	10.4	9.5
Total AUM	$1,418.9	$622.8	128%	$580.3	$698.3	$692.6
Average AUM for the Three-Month Period	$1,227.8	$605.0	103%	$655.8	$693.8	$702.0

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL7

	As of and for the Three Months Ended
(in billions)	30-Sep-20	% of Total	30-Jun-20	% of Total	30-Sep-19	% of Total
Long-Term Inflows
United States	$47.4	72%	$24.5	70%	$21.6	62%
International	18.0	28%	10.6	30%	13.2	38%
Total long-term inflows	$65.4	100%	$35.1	100%	$34.8	100%
Long-Term Outflows
United States	$(50.9)	65%	$(30.8)	66%	$(29.4)	62%
International	(27.1)	35%	(15.6)	34%	(18.2)	38%
Total long-term outflows	$(78.0)	100%	$(46.4)	100%	$(47.6)	100%
AUM
United States	$1,024.0	72%	$439.7	71%	$477.9	69%
International	394.9	28%	183.1	29%	214.7	31%
Total AUM	$1,418.9	100%	$622.8	100%	$692.6	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)
for the three months ended September 30, 2020	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at July 1, 2020	$211.3	$235.8	$118.5	$46.8	$10.4	$622.8
Long-term inflows	34.4	19.5	7.9	3.6	—	65.4
Long-term outflows	(36.8)	(29.0)	(9.6)	(2.6)	—	(78.0)
Long-term net flows	(2.4)	(9.5)	(1.7)	1.0	—	(12.6)
Cash management net flows	—	—	—	—	(11.1)	(11.1)
Total net flows	(2.4)	(9.5)	(1.7)	1.0	(11.1)	(23.7)
Acquisition	449.4	183.2	13.4	75.8	75.6	797.4
Net market change, distributions and other[6]	(1.6)	22.5	3.6	0.4	(2.5)	22.4
AUM at September 30, 2020	$656.7	$432.0	$133.8	$124.0	$72.4	$1,418.9

(in billions)
for the three months ended June 30, 2020	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at April 1, 2020	$214.9	$200.9	$107.4	$46.4	$10.7	$580.3
Long-term inflows	13.0	14.0	6.3	1.8	—	35.1
Long-term outflows	(21.4)	(17.1)	(6.9)	(1.0)	—	(46.4)
Long-term net flows	(8.4)	(3.1)	(0.6)	0.8	—	(11.3)
Cash management net flows	—	—	—	—	(0.3)	(0.3)
Total net flows	(8.4)	(3.1)	(0.6)	0.8	(0.3)	(11.6)
Acquisition	—	—	3.5	—	—	3.5
Net market change, distributions and other[6]	4.8	38.0	8.2	(0.4)	—	50.6
AUM at June 30, 2020	$211.3	$235.8	$118.5	$46.8	$10.4	$622.8

(in billions)
for the three months ended September 30, 2019	Fixed Income	Equity	Multi-Asset	Alternative	Cash Management	Total
AUM at July 1, 2019	$260.2	$276.6	$125.0	$44.2	$9.2	$715.2
Long-term inflows	17.1	9.9	6.0	1.8	—	34.8
Long-term outflows	(20.2)	(19.3)	(6.7)	(1.4)	—	(47.6)
Long-term net flows	(3.1)	(9.4)	(0.7)	0.4	—	(12.8)
Cash management net flows	—	—	—	—	0.5	0.5
Total net flows	(3.1)	(9.4)	(0.7)	0.4	0.5	(12.3)
Net market change, distributions and other[6]	(6.5)	(3.3)	(0.7)	0.4	(0.2)	(10.3)
AUM at September 30, 2019	$250.6	$263.9	$123.6	$45.0	$9.5	$692.6

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers as these measures exclude the impact of consolidated investment products and mitigate the margin variability related to sales and distribution revenues and expenses across multiple distribution channels globally. These measures also exclude performance-based investment management fees which are fully passed through as compensation and benefits expense per the terms of a previous acquisition by Legg Mason, Inc. (“Legg Mason”) and have no impact on net income. These non-GAAP measures also exclude acquisition-related expenses, certain items which management considers to be nonrecurring, unrealized investment gains and losses included in investment and other income (losses), net, and the related income tax effect of these adjustments, as applicable. These non-GAAP measures also exclude the impact on compensation and benefits expense which is offset by gains and losses in investment and other income (losses), net on investments made to fund deferred compensation plans and on seed investments under certain historical revenue sharing arrangements.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:

•	Elimination of operating revenues upon consolidation of investment products.

•	Acquisition-related retention compensation.

•
Impact on compensation and benefits expense from gains and losses on investments related to Legg Mason deferred compensation plans and seed investments, which is offset in investment and other income (expense), net.

•	Other acquisition-related expenses including professional fees and fair value adjustments related to contingent consideration liabilities.

•	Amortization and impairment of intangible assets and goodwill.

•
Special termination benefits related to workforce optimization initiatives related to the acquisition of Legg Mason in the fiscal year ended September 30, 2020 (“fiscal year 2020”), and voluntary separation and workforce reduction initiatives of 4.5% of our global workforce in the fiscal year ended September 30, 2019 (“fiscal year 2019”).

Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:

•	Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.

•
Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.

•	Elimination of operating revenues upon consolidation of investment products.

Adjusted Net Income
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:

•
Activities of consolidated investment products, including investment and other income (losses), net, other expenses and income (loss) attributable to noncontrolling interests, net of revenues eliminated upon consolidation of investment products.

•	Acquisition-related retention compensation.

•	Other acquisition-related expenses including professional fees and fair value adjustments related to contingent consideration liabilities and the market-based component of retention awards.

•	Amortization and impairment of intangible assets.

•	Impairment of goodwill and write off of noncontrolling interests related to the wind down of a recently acquired business.

•
Special termination benefits related to workforce optimization initiatives related to the acquisition of Legg Mason in fiscal year 2020, and voluntary separation and workforce reduction initiatives of 4.5% of our global workforce in fiscal year 2019.

•	Net gains or losses on investments related to Legg Mason deferred compensation plans which are not offset by compensation and benefits expense.

•	Unrealized investment gains and losses included in investment and other income (losses), net, other than those that are offset by compensation and benefits expense.

•	Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.

•	Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
Adjusted Diluted Earnings Per Share
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per-share impacts of the adjustments applied to net income in calculating adjusted net income.
In calculating adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, we adjust for activities of consolidated investment products because the impact of consolidated products are not considered reflective of the underlying results of our operations. We adjust for acquisition-related retention compensation, other acquisition-related expenses,amortization and impairment of intangible assets and goodwill, the write-off of noncontrolling interests, and interest expense for amortization of the Legg Mason debt premium to facilitate comparability of our operating results with the results of other asset management firms. We adjust for special termination benefits related to workforce optimization initiatives related to the acquisition of Legg Mason in fiscal year 2020 and certain voluntary separation and workforce reduction initiatives because these items are deemed nonrecurring. In calculating adjusted net income and adjusted diluted earnings per share, we adjust for unrealized investment gains and losses included in investment and other income (losses), net and net gains or losses on deferred compensation and seed investments not offset by compensation and benefits expense because these items primarily relate to seed and strategic investments which have been and are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-20	30-Jun-20	30-Sep-19	30-Sep-20	30-Sep-19
Operating income	$103.6	$232.5	$365.1	$1,048.9	$1,466.9
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	5.7	5.0	7.0	23.6	30.7
Acquisition-related retention	131.8	15.5	20.7	195.8	63.7
Compensation and benefits expense from gain on deferred compensation and seed investments, net	1.2	—	—	1.2	—
Other acquisition-related expenses	47.8	4.4	0.1	57.4	9.4
Amortization of intangible assets	40.1	4.7	5.0	54.0	14.7
Impairment of goodwill and intangible assets	52.6	—	4.0	55.4	13.3
Special termination benefits	46.1	8.7	4.9	54.8	55.5
Adjusted operating income	$428.9	$270.8	$406.8	$1,491.1	$1,654.2

Total operating revenues	$1,705.0	$1,161.1	$1,422.8	$5,566.5	$5,669.4
Add (subtract):
Acquisition-related pass through performance fees	(9.4)	—	—	(9.4)	—
Sales and distribution fees	(366.7)	(302.1)	(363.8)	(1,362.0)	(1,444.6)
Allocation of investment management fees for sales, distribution and marketing expenses	(100.0)	(66.5)	(99.5)	(341.1)	(375.0)
Net revenues of consolidated investment products*	5.7	5.0	7.0	23.6	30.7
Adjusted operating revenues	$1,234.6	$797.5	$966.5	$3,877.6	$3,880.5

Operating margin	6.1%	20.0%	25.7%	18.8%	25.9%
Adjusted operating margin	34.7%	34.0%	42.1%	38.5%	42.6%

(in millions, except per share data)	Three Months Ended			Twelve Months Ended
	30-Sep-20	30-Jun-20	30-Sep-19	30-Sep-20	30-Sep-19
Net income attributable to Franklin Resources, Inc.	$78.9	$290.4	$306.4	$798.9	$1,195.7
Add (subtract):
Net (income) loss of consolidated investment products*	1.5	5.7	(5.3)	(4.6)	(3.7)
Acquisition-related retention	131.8	15.5	20.7	195.8	63.7
Other acquisition-related expenses	50.7	2.7	0.1	58.6	9.4
Amortization of intangible assets	40.1	4.7	5.0	54.0	14.7
Impairment of goodwill and intangible assets	52.6	—	4.0	55.4	13.3
Special termination benefits	46.1	8.7	4.9	54.8	55.5
Net gains on deferred compensation plan investments not offset by compensation and benefits expense	(0.1)	—	—	(0.1)	—
Unrealized investment (gains) losses included in investment and other (income) losses, net	(26.9)	26.7	29.9	221.0	20.0
Interest expense for amortization of debt premium	(4.7)	—	—	(4.7)	—
Write off of noncontrolling interests	(16.7)	—	—	(16.7)	—
Net income tax expense of adjustments	(62.3)	(5.5)	(7.3)	(101.4)	(37.3)
Adjusted net income	$291.0	$348.9	$358.4	$1,311.0	$1,331.3

Diluted earnings per share	$0.15	$0.58	$0.61	$1.59	$2.35
Adjusted diluted earnings per share	0.56	0.70	0.71	2.61	2.62
__________________

*	The impact of consolidated investment products is summarized as follows:

(in millions)	Three Months Ended			Twelve Months Ended
	30-Sep-20	30-Jun-20	30-Sep-19	30-Sep-20	30-Sep-19
Elimination of operating revenues upon consolidation	$(5.7)	$(5.0)	$(7.0)	$(23.6)	$(30.7)
Other (income) expenses, net	55.3	(20.8)	14.0	33.6	39.8
Less: income (loss) attributable to noncontrolling interests	51.1	(20.1)	1.7	5.4	5.4
Net income (loss)	$(1.5)	$(5.7)	$5.3	$4.6	$3.7

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.
In the quarter ended September 30, 2020, the Company changed the presentation of its consolidated statements of income to include dividend and interest income and other expenses from consolidated investment products in non-operating income. Amounts for the comparative prior fiscal periods have been reclassified to conform to the current presentation, including the reclassification of investment income and interest expense of consolidated investment products. These reclassifications had no impact on previously reported net income or financial position.

3.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.

4.	Average AUM represents simple monthly average AUM.

5.
Taxes on income for the quarter ended June 30, 2020 includes a $38.6 million tax benefit from capital losses subsequent to the change in corporate tax structure of a foreign holding company to a U.S. branch. Taxes on income for the quarter ended June 30, 2019 includes an $86.4 million reversal of a tax benefit recognized in the prior fiscal year upon issuance of final regulations by the U.S. Department of Treasury for the Tax Cuts and Jobs Act of 2017.

6.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.

7.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 165 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company brings extensive capabilities in equity, fixed income, alternatives and custom multi-asset solutions. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has more than 70 years of investment experience and approximately $1.4 trillion in AUM as of September 30, 2020. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

The financial results in this press release are preliminary. Some of the statements included in this press release regarding Franklin Resources, Inc. and its subsidiaries are “forward-looking statements” that reflect our current views with respect to future events and financial performance that are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases generally written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “preliminary,” “seek,” “should,” “will,” “would” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and our subsequent Quarterly Reports on Form 10-Q:

•	Our acquisition of Legg Mason, Inc. remains subject to integration-related and other risks.

•	Our business operations are subject to adverse effects from the outbreak and spread of contagious diseases such as COVID-19, and we expect such adverse effects to continue.

•	Failure to establish adequate controls and risk management policies, or the circumvention of controls and policies, could have an adverse effect on our operations.

•	Failure to protect our intellectual property may negatively impact our business.

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets.

•	Our funds may be subject to liquidity risks or an unanticipated large number of redemptions.

•	A shift in our asset mix toward lower fee products may negatively impact our revenues.

•	We may not effectively manage risks associated with the replacement of benchmark indices.

•	Poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Harm to our reputation may negatively impact our revenues and income.

•
Our business operations are complex and a failure to perform operational tasks properly or the misrepresentation of our services and products resulting, without limitation, in the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	We may review and pursue strategic transactions that could pose risks to our business.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Increasing competition and other changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•	Any failure of our third-party providers to fulfill their obligations, or our failure to maintain good relationships with our providers, could adversely impact our business.

•	We may be adversely affected if any of our third-party providers is subject to a successful cyber or security attack.

•	Our ability to manage and grow our business successfully can be impeded by systems and other technological limitations.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•
Our inability to recover successfully, should we experience a disaster or other business continuity problem, could cause material financial loss, regulatory actions, legal liability, and/or reputational harm.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•	Our future results are dependent upon maintaining an appropriate expense level.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, our operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•	We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation of existing laws and regulations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our contractual obligations may subject us to indemnification costs and liability to third parties.

If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

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